UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2009

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10653 South River Front Parkway, Suite 300 South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Certain statements contained in this Current Report on Form 8-K are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby.

Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building materials and products, the production and marketing of cleaned coal, the production and marketing of hydrogen peroxide, the licensing of resid hydrocracking technology and catalyst sales to oil refineries, the availability of refined coal tax credits, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products, cleaned coal, hydrogen peroxide, catalysts, and the availability of tax credits, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. In some cases, words such as “may,” “should,” “intends,” “plans,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” or variations of such words and similar expressions, or the negative of such terms, may help to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking.

In addition to matters affecting the coal combustion products, building products, and energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in Item 1A Risk Factors in Headwaters’ Annual Report on Form 10-K for the fiscal year ended September 30, 2008, Quarterly Reports on Form 10-Q, our Current Report on Form 8-K dated October 13, 2009, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Offering of Notes. On October 20, 2009, Headwaters Incorporated (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $328,250,000 aggregate principal amount of our 11 3/8% Senior Secured Notes due 2014 (the “Notes”) to Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, Bank of America Securities LLC, U.S. Bancorp Investments, Inc., Canaccord Adams Inc. and Stephens Inc. (collectively, the “Initial Purchasers”). The Notes are guaranteed (the “Guarantees”) jointly and severally by all of our wholly-owned domestic subsidiaries (the “Guarantors”). The net proceeds from the offering, after deducting the initial discount (the Notes were sold at 99.067% of face value), the Initial Purchasers’ discount and the estimated offering expenses payable by us, were approximately $317.0 million. A copy of the press release announcing the closing of the offering is attached hereto as Exhibit 99.1, is incorporated herein by reference, and is hereby filed.

The closing of the sale of the Notes and the related Guarantees (collectively, the “Securities”) occurred on October 27, 2009. The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). We offered and sold the Securities to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Securities to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. We relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes and the related Guarantees are governed by an indenture, dated as of October 27, 2009 (the “Indenture”), between the Company, the Guarantors and Wilmington Trust FSB, as trustee and collateral agent (the “Trustee”). A copy of the Indenture is attached hereto as Exhibit 4.1, is incorporated herein by reference, and is hereby filed; the descriptions of the Indenture, the Notes and the Guarantees in this report are summaries and are qualified in their entirety by the terms of the Indenture, Notes and the Guarantees, respectively.

The Notes bear interest at a rate of 11.375% per year, payable semiannually in arrears in cash on May 1 and November 1 of each year, beginning on May 1, 2010. The Notes mature on November 1, 2014.

The Notes and the Guarantees are secured by a first-priority lien on substantially all of our and our Guarantors’ present and future assets located in the United States (other than the ABL Collateral (as defined below) in which the Notes and the Guarantees will have a second-priority lien and other excluded assets) including equipment, owned real property valued at $1 million or more and all present and future shares of capital stock or other equity interests of each of our and each Guarantor’s directly owned domestic subsidiaries and 65% of the present and future shares of capital stock or other equity interests, of each of our and each Guarantor’s directly owned foreign restricted subsidiaries, in each case subject to certain exceptions and customary permitted liens (such assets, the “Notes Collateral”).

In addition, the Notes and the Guarantees will be secured by a second-priority lien on all of our Guarantors’ present and future assets that secure our obligations under the ABL Revolver (as defined below), including receivables and inventory and related general intangibles, certain other related assets and proceeds thereof (such assets, the “ABL Collateral,” and together with the Notes Collateral, the “Collateral”). This second priority lien will be subject to a first-priority lien securing the ABL Revolver and other customary liens permitted under such facility, until such facility and obligations are paid in full.

The Notes and Guarantees constitute senior secured debt of Headwaters Incorporated and the Guarantors. They rank:

•

equally in right of payment with all of our and the Guarantors’ existing and future senior debt including, with respect to us and the Guarantors party to the ABL Revolver, amounts outstanding under the ABL Revolver;

•	senior in right of payment to all of our and the Guarantors’ existing and future convertible subordinated debt, including our existing convertible senior subordinated notes;

•

effectively subordinated in right of payment to all of our and the Guarantors’ indebtedness and obligations that are secured by first-priority liens under the ABL Revolver to the extent of the value of the ABL Collateral;

•	effectively senior to our and the Guarantors’ obligations under the ABL Revolver, to the extent of the value of the Notes Collateral; and

•

structurally subordinated to all existing and future indebtedness and other liabilities of our non-Guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our Guarantor subsidiaries).

Except as described below, we cannot redeem the Notes before November 1, 2012. Thereafter, we may redeem some or all of the Notes at the redemption prices set forth in this paragraph plus accrued and unpaid interest to the redemption date. At any time (which may be more than once) before November 1, 2012, we may redeem up to 35% of the aggregate principal amount of Notes issued with the net proceeds that we raise in one or more equity offerings, as long as: (a) we pay 111.375% of the face amount of the Notes, plus accrued interest to the date of redemption; (b) we redeem the Notes within 90 days of completing the equity offering; and (c) at least 65% of the aggregate principal amount of Notes issued remains outstanding afterwards.

If a change of control occurs (as defined in the Indenture), we must give holders of the Notes the opportunity to sell us their Notes at 101% of their face amount, plus accrued and unpaid interest.

If we or our subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such asset sales in our business within a period of time, pre-pay senior debt or make an offer to purchase a principal amount of the Notes equal to the excess net cash proceeds. The purchase price of the Notes will be 100% of their principal amount, plus accrued and unpaid interest.

The Indenture, among other things, limits our ability and the ability of our restricted subsidiaries to: pay dividends or distributions, repurchase equity, prepay subordinated debt or make certain investments; incur additional debt or issue certain disqualified stock and preferred stock; incur liens on assets; merge or consolidate with another company or sell all or substantially all assets; enter into transactions with affiliates; and allow to exist certain restrictions on the ability of the Guarantors to pay dividends or make other payments to us.

We used part of the net proceeds from the sale of the Notes to repay all outstanding indebtedness under our existing senior secured credit facilities which comprise a first lien term loan (“Term Loan”) and a revolving credit facility (the “Prior Revolver”). At the time of repayment, the Term Loan and the Revolver terminated in their entirety. We will use the remaining proceeds from the sale of the Notes to redeem all 2.875% convertible senior subordinated notes tendered to us with respect to our recently-announced tender offer, to pay related transaction fees and expenses and for other general corporate purposes, including working capital and the repayment of indebtedness.

Registration Rights Agreement. In connection with the sale of the Notes, we and the Guarantors entered into a registration rights agreement, dated as of October 27, 2009, with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we and the Guarantors have agreed to use our commercially reasonable efforts to register Notes having substantially identical terms as the Notes with the Securities and Exchange Commission as part of an offer to exchange freely tradable exchange notes for the Notes. We and the Guarantors will use our commercially reasonable efforts to cause the exchange offer to be completed, or, if required, to have a shelf registration statement declared effective, within 210 days after October 27, 2009. We will be required to pay additional interest, subject to some limitations, to the holders of the Notes if we fail to comply with our obligations to register the Notes. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2, is incorporated herein by reference, and is hereby filed; the description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

ABL Revolver. On October 27, 2009, certain of our subsidiaries (collectively, the “ABL Borrowers”) entered into the Loan and Security Agreement (the “ABL Revolver”), which replaces our Prior Revolver. Bank of America, N.A. (“Bank of America”) is the sole administrative agent, arranger and collateral agent under the ABL Revolver. Total commitments for our ABL Revolver are $70 million, including (i) a $35 million sub-line for letters of credit and (ii) a $10.5 million swingline facility. Availability under the ABL Revolver is based upon monthly (or, for certain periods of time, weekly, if excess availability under the ABL Revolver is less than $20 million or an event of default occurs) borrowing base valuations of our eligible inventory and accounts receivable and will be reduced by certain reserves and availability blocks in effect from time to time, which reductions may be significant. Loans made under the ABL Revolver mature and the commitments thereunder terminate on October 27, 2013.

Outstanding borrowings under the ABL Revolver accrue interest at an annual rate of interest equal to (i) a base rate plus the applicable margin, as set forth below, or (ii) a LIBOR rate plus the applicable margin, as set forth below. Swingline loans and letter of credit reimbursement obligations will bear interest at a base rate plus the applicable margin. The base rate will be subject to a floor equal to the greatest of (i) the prime rate, (ii) the federal funds rate plus 0.5% and (iii) the thirty day LIBOR rate plus 1.0%.

Level	Fixed Charge Coverage Ratio	Base Rate Loans	LIBOR Loans
I	Greater than or equal to 1.50 to 1.00	2.25%	3.75%
II	Less than 1.50 to 1.00 but greater than or equal to 1.30 to 1.00	2.50%	4.00%
III	Less than 1.30 to 1.00	2.75%	4.25%

We will pay certain fees with respect to the ABL Revolver, including (i) an unused line fee of 0.50% per annum in the event that less than or equal to 25% of the commitments (excluding swingline loans) under the credit facility are utilized (subject to a stepdown to (a) 0.375% per annum in the event that more than 25% but less than 50% of the commitments (excluding swingline loans) under the credit facility are utilized and (b) 0.25% per annum in the event that more than 50% of the commitments (excluding swingline loans) under the credit facility are utilized), (ii) customary annual administration fees and (iii) customary fronting and facility fees in respect of letters of credit.

If, at any time, our outstanding borrowings under the ABL Revolver (including outstanding letters of credit and swingline loans) exceed the borrowing base as in effect at such time, we will be required to prepay an amount equal to such excess on the sooner of demand by the agent or the first business day after the ABL Borrowers have knowledge thereof.

Our ABL Revolver contains affirmative and negative covenants that, among other things, and in each case, subject to certain qualifications and exceptions, limit or restrict the ability of the ABL Borrowers to:

•	incur debt;

•	create liens and encumbrances;

•	make capital expenditures;

•

make distributions to us, other than to pay (i) debt we are permitted to incur under the ABL Revolver, including the notes and (ii) reasonable administrative and operating expenses, including capital expenditures, except, in each case, when a default has occurred under the ABL Revolver;

•	make acquisitions and investments;

•	dispose of or transfer assets;

•	make loans;

•	make certain payments of debt;

•	merge, dissolve, liquidate or consolidate;

•	make any material change in accounting treatment or reporting practices or change their fiscal year;

•	enter into certain restrictive agreements or hedging agreements;

•	change the nature of their business;

•	engage in certain transactions with affiliates; and

•	amend certain material documents.

In addition, if excess availability under the ABL Revolver is less than 50% of the total revolving loan commitments, the ABL Borrowers will be required to maintain a monthly fixed charge coverage ratio of at least (i) 1.0x for the last twelve-month period for each month ending on or prior to December 31, 2010 and (ii) 1.1x for the last twelve-month period for each month ending after December 31, 2010.

The indebtedness, obligations and liabilities under the ABL Revolver will be guaranteed, on a senior secured basis by us, and will be secured by a first-priority lien on the ABL Collateral and a second-priority lien on the Notes Collateral. Our guaranty contains affirmative and negative covenants similar to those in the ABL Revolver, as described above, except that such covenants are applicable to us.

If excess availability under the ABL Revolver is less than $25 million at any time or if there exists an event of default, amounts in the ABL Borrowers’ deposit accounts (other than certain excluded accounts) will be transferred daily into a blocked account held by the agent and applied to reduce the outstanding amounts under the credit facility. The agent will continue to apply the funds in such deposit accounts in the foregoing manner until excess availability under the ABL Revolver is greater than $25 million and no event of default has occurred at all times during a two calendar month period.

Item 1.02.	Termination of a Material Definitive Agreement.

On October 27, 2009, we terminated our Credit Agreement (the “Credit Agreement”) dated as of September 8, 2004, as amended from time to time, among Headwaters Incorporated, the Lenders (as defined in the Credit Agreement), Morgan Stanley & Co. Incorporated, as collateral agent, and Morgan Stanley Senior Funding, Inc., as administrative agent. The Credit Agreement contained our Term Loan (which had a maturity date of April 2011) and our Prior Revolver (which had an expiration date of October 30, 2009). The Credit Agreement was repaid with part of the proceeds from our sale of Notes (see Item 1.01 for details). The ABL Revolver replaces our Prior Revolver (see Item 1.01 for details).

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 27, 2009, we issued $328,250,000 aggregate principal amount of the Notes. We offered and sold the Notes and the related Guarantees to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Securities to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

Terms of the Notes and the Guarantees are contained in Item 1.01 and are incorporated herein by reference.

The Notes and the related Guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

On October 27, 2009, the ABL Borrowers entered into the ABL Revolver. Terms of the ABL Revolver are contained in Item 1.01 and are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document Description
4.1	Indenture related to the 11 3/8% Senior Secured Notes due 2014, dated as of October 27, 2009, among Headwaters Incorporated, the guarantors named therein and Wilmington Trust FSB as trustee and collateral agent (including forms of 11 3/8% Senior Secured Notes due 2014).

4.2	Registration Rights Agreement, dated as of October 27, 2009, among Headwaters Incorporated and certain of its subsidiaries named therein, Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, Bank of America Securities LLC, U.S. Bancorp Investments, Inc., Canaccord Adams Inc. and Stephens Inc.

4.3	Loan and Security Agreement dated as of October 27, 2009, among Headwaters Construction Materials, Inc., Headwaters Resources, Inc. and Tapco International Corporation, and certain of their respective subsidiaries, Bank of America, N.A. as the sole administrative agent, arranger and collateral agent, and the lenders named therein.

99.1	Press release of Headwaters Incorporated dated as of October 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEADWATERS INCORPORATED

Date: October 27, 2009	By:	/s/ KIRK A. BENSON
	Name:	Kirk A. Benson
	Title:	Chief Executive Officer